EXHIBIT 10.2

Execution Copy

Second Amendment to

Limited Liability Company Agreement

of Gulfstream Natural Gas System, L.L.C.

This Second Amendment to Limited Liability Company Agreement of Gulfstream Natural Gas System, L.L.C. (this “Amendment”) is entered into as of September 9, 2011, by and between Spectra Energy Southeast Pipeline Corporation (“SESP”), WGP Gulfstream Pipeline Company, L.L.C. (“WGPG”), Spectra Energy Partners, LP (“SEP”), and Williams Partners Operating LLC (“WPO”).

Recitals

SESP, WGPG, SEP and WPO are the Members of Gulfstream Natural Gas System, L.L.C., a Delaware limited liability company (the “Company”), and are parties to the Second Amended and Restated Limited Liability Company Agreement of Gulfstream Natural Gas System, L.L.C. dated as of February 28, 2007, as amended March 22, 2010 (as so amended, the “Agreement”).

SESP, WGPG, SEP and WPO desire to amend the Agreement as hereinafter set forth.

NOW THEREFORE, SESP, WGPG, SEP and WPO hereby agree as follows:

1. Any capitalized term used but not defined in this Amendment shall have the meaning ascribed to such term in the Agreement.

2. The Parties hereby agree to amend the Agreement by deleting subsections (I) and (II) of Section 3.03(b)(iv)(E) of the Agreement in its entirety and replacing them with the following:

“(I) Tax Termination Make-Whole Payments. In connection with any Dispositions (including, without limitation, Deemed Tax Dispositions) by any Member hereunder, the Parties desire to address the possibility of a constructive termination of the Company under §708(b)(1)(B) of the Code (a “Tax Termination”) and to allocate responsibility for any damages resulting therefrom.

(1) In the event a Member (“Transferring Member”) Disposes of any portion of its Membership Interest which when combined with all other Dispositions of Membership Interests of the Company by all Members during the twelve-month period preceding such Disposition results in a Tax Termination, such Transferring Member shall pay to the other Members who are Members at the date of the Tax Termination an amount equal to the Damages (as defined below). Notwithstanding the foregoing in this subsection (1), no payments under this subsection (1) shall be due from a Transferring Member (i) for any Disposition of any Membership Interest pursuant to exercise of a Preferential Right, (ii) for any Disposition of any Membership Interest where such Disposition is in connection with a transaction, or a series of related transactions, where all of the selling Members are Affiliates of each other and all of the buying Members are already Members at the time of the sale and not Affiliates of any of the selling Members, or (iii) for any Disposition of any Membership Interest where such Disposition is in connection with a transaction, or a series of related transactions, where all of the selling Members collectively are selling 100% of the Membership Interests in the Company and all of the buying parties are not already Members at the time of the sale and not Affiliates of any of the selling Members.

(2) “Damages” shall be deemed to mean, with respect to any Tax Termination, an amount equal to the sum of (a) a damage amount (the “Damage Amount”) calculated as the product of (i) the difference between (A) the net present value as of the date of such Tax Termination, using a discount rate of 7%, of the amount of tax depreciation allocable to a Member from the Company for each future taxable period calculated as if such Tax Termination had not occurred but with all other facts unchanged, minus (B) the net present value as of the date of such Tax Termination, using a discount rate of 7%, of the amount of tax depreciation allocable to such Member from the Company for each future taxable period calculated taking into account such Tax Termination, and (ii) the sum of the highest marginal federal income tax rate as a percentage of taxable income applicable to a U.S. corporation for the taxable year in which the Tax Termination occurs, and 4% (as a proxy for applicable state income taxes) (collectively, the “Aggregate Tax Rate”); and (b) a gross-up amount calculated as (i) the Damage Amount divided by 1.0 minus the Aggregate Tax Rate, (ii) minus the Damage Amount.

(3) A Transferring Member shall make any payment required under clause (1) above to the other Members within twenty (20) days after the end of the month in which the relevant Tax Termination occurs.

(4) Article 11 hereof shall govern any Dispute regarding the amount of Damages payable under this subsection (I) of Section 3.03(b)(iv)(E).

(II) Intentionally Omitted.”

3. Except as modified herein, the Agreement remains in full force and effect, and all references therein to the “Agreement” shall be deemed to mean the Agreement as amended by this Amendment. This Amendment is governed by and shall be construed in accordance with the law of the State of Delaware, excluding any conflict-of-laws rule or principle that might refer to the governance of construction of this Amendment to the law of another jurisdiction. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Execution of this Amendment by facsimile signature shall be deemed to be, and shall have the same effect as, execution by original signature.

Signature page follows.

IN WITNESS WHEREOF, duly authorized representatives of the Members hereby execute multiple originals of this Second Amendment to Limited Liability Company Agreement of Gulfstream Natural Gas System, L.L.C. as of the date first above written.

SPECTRA ENERGY SOUTHEAST PIPELINE CORPORATION

By:	/s/ R. Mark Fiedorek
Name:	R. Mark Fiedorek
Title:	President

SPECTRA ENERGY PARTNERS, LP
By: Spectra Energy Partners GP, LLC, on behalf of
Spectra Energy Partners (DE) GP, LP, its General Partner

By:	/s/ Laura Buss Sayavedra
Name:	Laura Buss Sayavedra
Title:	Vice President and Chief Financial Officer

WGP GULFSTREAM PIPELINE COMPANY, L.L.C.

By:	/s/ Randall L. Barnard
Name:	Randall L. Barnard
Title:	Senior Vice President

WILLIAMS PARTNERS OPERATING LLC
By:	Williams Partners L.P., its sole member
By:	Williams Partners GP LLC, its general partner

By:	/s/ Randall L. Barnard
Name:	Randall L. Barnard
Title:	Senior Vice President

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